EXHIBIT 5

                Opinion of Shumaker Williams, P.C.,
                   Of Camp Hill, Pennsylvania,
                   RE: LEGALITY OF SECURITIES.
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                         November 3, 1997




Board Of Directors
MID PENN BANCORP, INC.
349 Union Street
Millersburg, Pennsylvania 17061

            RE:  Mid Penn Bancorp, Inc.
                 Registration Statement on Form S-3
                 Amended and Restated Dividend Reinvestment Plan
                 Our File No.: 775-97

Ladies and Gentlemen:

     We have acted as Special Counsel to Mid Penn Bancorp, Inc. (the "Corporation")in connection with the proposed issuance of up to 200,000 shares of the Corporation's common stock, par value $1.00 per share (the "Common Stock"), from time to time by the Corporation pursuant to the Corporation's Amended and Restated Dividend Reinvestment Plan (the "Plan"), covered by the Corporation's Registration Statement on Form S-3 filed on the date hereof (the "Registration Statement"). We, as special counsel to the Corporation, have examined: (i) the Articles of Incorporation of the Corporation; (ii) the Bylaws of the Corporation; (iii) the resolutions, adopted on June 26, 1997 and on September 24, 1997, by the Board of Directors of the Corporation; and (iv) the Registration Statement.

     Based on our examination and upon examination of such other instruments, books, records and matters as we deemed necessary under the circumstances, we opine that:

     (i) The Corporation has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

     (ii) The Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Corporation and fully paid and nonassessable.

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Board Of Directors
MID PENN BANCORP, INC.
November 3, 1997
Page 2

     We hereby consent to the reference to our firm and to this opinion appearing in the prospectus filed as part of the Registration Statement as well as any further amendments or supplements thereto, and we further consent to the use of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   SHUMAKER WILLIAMS, P.C.



                                   By B. Tyler Lincoln